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                                                        EXHIBIT 99 (8) (o) (iv)

                            MAY 1, 2003 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
              NEUBERGER BERMAN ADVISER MANAGEMENT TRUST, NEUBERGER
              BERMAN MANAGEMENT INC. AND CONSECO VARIABLE INSURANCE
                                  COMPANY, INC.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 30, 1997 Fund Participation Agreement, as amended, among Neuberger Berman Advisers Management Trust, Neuberger Berman Management Inc. and Conseco Variable Insurance Company as follows:

     1. The Life Company's name shall be changed to "Jefferson National Life Insurance Company" to reflect the Company's name change.

     2.   A new section 3.5 will be added, to read in its entirety as follows:

          3.5 If so requested, the TRUST shall provide the LIFE COMPANY with the materials referenced in sections 3.3 and 3.4 electronically in .pdf format.

     3.   Appendix B thereto is hereby modified to read as follows:

                                   APPENDIX B

SEPARATE ACCOUNTS                                             SELECTED PORTFOLIOS
Jefferson National Variable Annuity Account C                 Neuberger Berman Regency Trust
Jefferson National Variable Annuity Account E                 Neuberger Berman Facsciano Trust
Jefferson National Variable Annuity Account F
Jefferson National Variable Annuity Account G
Jefferson National Variable Annuity Account H
Jefferson National Variable Annuity Account I
Jefferson National Variable Account L

     4. All other terms of the Agreement shall remain in full force and effect.

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          IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, ____________________________, 2003.


                                          NEUBERGER BERMAN ADVISERS
                                          MANAGEMENT TRUST

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          NEUBERGER BERMAN MANAGEMENT INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          JEFFERSON NATIONAL LIFE INSURANCE
                                          COMPANY

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

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